Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 27, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Regis Corporation’s Annual Report on Form 10-K for the year ended June 30, 2010, as amended by Amendment No. 1 on Form 10-K/A to the Annual Report.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
November 10, 2010